Exhibit 99.1

News Release—May 5, 2011

U-STORE-IT SAME-STORE REVENUE GROWS 3.7%

FFO PER SHARE INCREASES 17%

WAYNE, PA — (MARKET WIRE) — May 5, 2011 — U-Store-It Trust (NYSE: YSI) announced its operating results for the three months ended March 31, 2011.

U-Store-It Chief Executive Officer Dean Jernigan said, “Our positive momentum from the second half of 2010 continued into 2011 as we posted strong same-store results including a 3.7% increase in revenues and a 170 basis point gain in physical occupancy.  These results were achieved in the context of a gradual economic recovery and we remain confident in our forecasts for the remainder of the year.”

Key Metrics for the Quarter Ended March 31, 2011

•                  Funds from Operations (“FFO”)

•                  FFO of $0.14 per share for the first quarter of 2011, representing 17% growth compared to $0.12 per share reported for the first quarter of 2010.

•                  Same-store Revenue (351 same-store facilities)

•                  Same-store total revenue increased 3.7% in the first quarter of 2011 compared to the first quarter of 2010.

•                  Same-store Property Operating Expenses

•                  Same-store property operating expenses increased 5.4% compared to the first quarter of 2010.

•                  Same-store property operating expenses excluding advertising expense and snow removal costs decreased 0.7% compared to the first quarter of 2010.

•                  Same-store Net Operating Income (“NOI”)

•                  Same-store NOI increased 2.6% from the first quarter of 2010.

•                  Same-store NOI increased 6.6% assuming no change in advertising expense or snow removal costs compared to the first quarter of 2010.

•                  Realized Annual Rent

•                  Same-store realized annual rent per occupied square foot increased to $11.19 or 1.1% compared to the first quarter of 2010.

•                  Same-store Physical Occupancy

•                  At March 31, 2011, ending physical occupancy increased 170 basis points to 76.9% compared to 75.2% at March 31, 2010.

•                  Average physical occupancy was 76.7% for the first quarter of 2011 on the same-store facilities, an increase of 140 basis points compared to 75.3% for the first quarter of 2010.

•                  Ending sequential quarterly occupancy increased 20 basis points (76.9% as of 3/31/11 compared to 76.7% as of 12/31/10) compared to a decline of 30 basis points in the same period last year (75.2% as of 3/31/10 compared to 75.5% as of 12/31/09).

•                  Investment Activity

•                  Acquisitions — The Company acquired one storage facility during the first quarter for an aggregate investment of $14.0 million.

•                  Third Party Management

•                  At March 31, 2011, the Company managed 87 properties totaling 5.7 million square feet.  The Company had 8 properties under management as of March 31, 2010.

•                  $0.9 million of management fee revenue was generated during the quarter.

Funds from Operations

FFO for the first quarter of 2011 was $14.7 million, compared to $11.8 million for the first quarter of 2010.  FFO per share was $0.14 per share for the first quarter of 2011, compared to $0.12 per share for the same quarter of last year.

2011 Investment Activity

During the first quarter of 2011, the Company acquired one self-storage facility containing approximately 91,000 rentable square feet located in the northern Virginia suburbs of Washington, D.C.  Subsequent to the end of the quarter, the Company closed on its acquisition of two self-storage facilities containing approximately 165,000 rentable square feet located in Miami, Florida and White Plains, New York.  The three assets are located in the Company’s targeted investment markets, contain an aggregate 256,000 square feet and were acquired for a total investment of approximately $51.1 million.

Chris Marr, President and Chief Investment Officer said, “Our investment activity continues to improve the quality of our portfolio cash flow.  We remain disciplined in our approach and are finding attractive opportunities in our targeted markets.  To date in 2011, we have invested $51 million and we have a healthy acquisition pipeline.  There is a strong interest in the assets we are marketing for sale and our third-party management program is experiencing a high level of inquiries.  We are confident in our ability to execute on our strategic investment objectives.”

Operating Results

The Company reported a net loss attributable to the Company of $0.1 million in the first quarter of 2011, compared to a net loss attributable to the Company of $3.5 million or $0.04 per common share in the first quarter of 2010.  Total revenues increased $5.9 million and total property operating expenses increased $3.3 million in the first quarter of 2011, compared to the same period in 2010. Increases in total revenues are attributable to increased occupancy levels in the same-store portfolio, revenues generated from property acquisitions and increased revenues generated from our third-party management business.  Increases in total property operating expenses are attributable to a $1.0 million increase in marketing expenses during the 2011 period as compared to the 2010 period relating to the timing of our marketing spend as well as $2.1 million of increased expenses associated with newly acquired properties.

Interest expense decreased approximately $2.0 million in the first quarter of 2011, compared to the first quarter of 2010, primarily related to approximately $187 million of net mortgage loan and credit facility repayments during the period from January 1, 2010 through March 31, 2011.

The Company’s 364 owned facilities, containing 23.7 million rentable square feet, had a physical occupancy at March 31, 2011 of 76.5% and an average physical occupancy for the quarter ended March 31, 2011 of 76.3%.

Same-Store Results

The Company’s same-store pool at March 31, 2011 represented 351 facilities containing approximately 22.9 million rentable square feet and included approximately 96.5% of the aggregate rentable square feet of the Company’s 364 owned facilities.  These same-store facilities represent approximately 94.5% of property net operating income for the quarter ended March 31, 2011.

The same-store physical occupancy at period end for the first quarter of 2011 was 76.9% compared to 75.2% for the same quarter of last year.  Same-store net rental income for the first quarter of 2011 increased 3.0%, same-store total revenues increased 3.7% and same-store operating expenses increased 5.4% over the same quarter in 2010.  Same-store net operating income increased 2.6% compared to the same quarter of 2010.

Quarterly Dividend

On February 28, 2011, the Company declared a dividend of $0.07 per share. The dividend was paid on April 22, 2011, to shareholders of record on April 7, 2011.

2011 Financial Outlook

Tim Martin, Chief Financial Officer said, “We believe that our continued growth in same-store net operating income, a focus on lengthening our debt maturity profile, and financing our external growth in a leverage neutral or better manner will each continue to make a positive contribution to our strategy of achieving an investment grade rating on our balance sheet.”

The Company is affirming its previously issued estimates and continues to expect that its fully-diluted FFO per share for 2011 will be between $0.56 and $0.62, and that its fully-diluted net income per share for the period will be between $0.03 and $0.09. The Company’s estimate is based on the following key assumptions:

•                  For 2011, the same-store pool consists of 351 assets totaling 22.9 million square feet

•                  Same-store revenue growth of 2.5% to 3.5% over 2010

•                  Same-store expense growth of 2.0% to 3.0% over 2010

•                  Same-store net operating income growth of 2.5% to 3.5% over 2010

•                  Average LIBOR of 0.5%

•                  General and administrative expenses of approximately $25.5 million to $26.5 million

2011 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.03	to	$0.09
Plus: real estate depreciation and amortization	0.53		0.53
FFO per diluted share	$0.56	to	$0.62

The Company estimates that its fully-diluted FFO per share for the quarter ending June 30, 2011 will be between $0.13 and $0.14, and that its fully-diluted net income per share for the period will be between $0.00 and $0.01.

2nd Quarter 2011 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.00	to	$0.01
Plus: real estate depreciation and amortization	0.13		0.13
FFO per diluted share	$0.13	to	$0.14

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, May 6, 2011, to discuss financial results for the three months ended March 31, 2011.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1-412-317-6789 for international callers. After the live webcast, the call will remain available on U-Store-It’s website for thirty days. In addition, a telephonic replay of the call will be available until June 5, 2011. The replay dial-in number is 877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both is 450096.

Supplemental operating and financial data as of March 31, 2011 is available on our corporate website under Investor Relations - Financial Information - Financial Reports.

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, acquisition related costs, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2011	2010

ASSETS
Storage facilities	$1,737,681	$1,743,021
Less: Accumulated depreciation	(307,569)	(314,530)
Storage facilities, net	1,430,112	1,428,491
Cash and cash equivalents	4,089	5,891
Restricted cash	9,612	10,250
Loan procurement costs, net of amortization	14,034	15,611
Other assets, net	17,860	18,576
Total assets	$1,475,707	$1,478,819

LIABILITIES AND EQUITY
Revolving credit facility	$40,500	$43,000
Unsecured term loan	200,000	200,000
Mortgage loans and notes payable	382,541	372,457
Accounts payable, accrued expenses and other liabilities	32,104	36,172
Distributions payable	7,292	7,275
Deferred revenue	9,272	8,873
Security deposits	497	489
Total liabilities	672,206	668,266

Noncontrolling interests in the Operating Partnership	49,835	45,145

Commitments and contingencies

Equity
Common shares $.01 par value, 200,000,000 shares authorized, 98,831,423 and 98,596,796 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	988	986
Additional paid in capital	1,027,594	1,026,952
Accumulated other comprehensive loss	(888)	(1,121)
Accumulated deficit	(314,693)	(302,601)
Total U-Store-It Trust shareholders’ equity	713,001	724,216
Noncontrolling interest in subsidiaries	40,665	41,192
Total equity	753,666	765,408
Total liabilities and equity	$1,475,707	$1,478,819

U-STORE-IT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Three Months Ended March 31,
	2011	2010

REVENUES
Rental income	$51,873	$47,715
Other property related income	4,759	3,805
Property management fee income	909	44
Total revenues	57,541	51,564
OPERATING EXPENSES
Property operating expenses	25,610	22,348
Depreciation and amortization	15,572	15,949
General and administrative	6,031	5,868
Total operating expenses	47,213	44,165
OPERATING INCOME	10,328	7,399
OTHER INCOME (EXPENSE)
Interest:
Interest expense on loans	(8,113)	(10,051)
Loan procurement amortization expense	(1,636)	(1,539)
Interest income	9	535
Acquisition related costs	(109)	—
Other	(3)	(41)
Total other expense	(9,852)	(11,096)

INCOME (LOSS) FROM CONTINUING OPERATIONS	476	(3,697)

INCOME FROM DISCONTINUED OPERATIONS	—	505
NET INCOME (LOSS)	476	(3,192)
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	5	178
Noncontrolling interest in subsidiaries	(598)	(461)
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(117)	$(3,475)

Basic and diluted loss per share from continuing operations attributable to common shareholders	$—	$(0.04)
Basic and diluted earnings per share from discontinued operations attributable to common shareholders	$—	$—
Basic and diluted loss per share attributable to common shareholders	$—	$(0.04)

Weighted-average basic and diluted shares outstanding	98,769	92,834

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Loss from continuing operations	$(117)	$(3,955)
Total discontinued operations	—	480
Net loss	$(117)	$(3,475)

Same-store facility results (351 facilities)

(in thousands, except percentage and per square foot data)

	Three months ended
	March 31,	March 31,	Percent
	2011	2010	Change

REVENUES
Net rental income	$49,097	$47,681	3.0%
Other property related income	4,184	3,690	13.4%
Total revenues	53,281	51,371	3.7%

OPERATING EXPENSES
Property taxes	6,658	7,038	-5.4%
Personnel expense	5,961	5,768	3.3%
Advertising	1,650	724	127.9%
Repair and maintenance	648	614	5.5%
Utilities	2,362	2,434	-3.0%
Property insurance	690	734	-6.0%
Other expenses	3,649	3,191	14.4%

Total operating expenses	21,618	20,503	5.4%

Net operating income (1)	$31,663	$30,868	2.6%

Gross margin	59.4%	60.1%

Period Average Occupancy (2)	76.7%	75.3%

Period End Occupancy (3)	76.9%	75.2%

Total rentable square feet	22,896	22,896

Realized annual rent per occupied square foot (4)	$11.19	$11.07	1.1%

Scheduled annual rent per square foot (5)	$11.90	$11.62	2.4%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$31,663	$30,868
Non same-store net operating income (1)	1,838	2
Indirect property overhead (6)	(1,570)	(1,654)
Depreciation and amortization	(15,572)	(15,949)
General and administrative expense	(6,031)	(5,868)

Operating Income	$10,328	$7,399

(1)	Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes the impact of depreciation and general & administrative expense.
(2)	Square feet occupancy represents the weighted average occupancy for the period.
(3)	Represents occupancy at March 31 of the respective year.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Scheduled annual rent per square foot represents annualized contractual rents per available square foot for the period.
(6)	Includes property management fee income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

	Three months ended
	March 31,	March 31,
	2011	2010

Net income (loss)	$476	$(3,192)

Add (deduct):
Real estate depreciation and amortization	15,256	15,970
Noncontrolling interests in subsidiaries’ share of FFO	(1,063)	(1,021)

FFO	$14,669	$11,757

Earnings (loss) per share attributable to common shareholders - basic and diluted	$0.00	$(0.04)
FFO per share and unit - fully diluted	$0.14	$0.12

Weighted-average basic and diluted shares outstanding	98,769	92,834
Weighted-average diluted shares and units outstanding	105,008	98,421

Dividend per common share and unit	$0.07	$0.025
Payout ratio of FFO (Dividend per share divided by FFO per share)	50%	21%